SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 12, 2002
Date of Report (Date of earliest event reported)

ORAPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29839	22-3473777

(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

732 Louis Drive
Warminster, Pennsylvania 18974
(Address of Principal Executive Offices — Zip Code)

(215) 956-2200
(Registrant’s telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
AGREEMENT OF PLAN OF MERGER DATED 11/12/2002.
STOCKHOLDER AGREEMENT DATED 11/12/2002.
PRESS RELEASE DATED NOVEMBER 13, 2002

Item 5. Other Events.

OraPharma, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of November 12, 2002 among Johnson & Johnson, a New Jersey corporation (“Parent”), Pivot Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and the Company (the “Merger Agreement”), providing for the merger of Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. The Board of Directors of the Company has unanimously approved the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company issued and outstanding immediately before the Effective Time (other than shares held by the Company, Parent, Sub or their respective subsidiaries) will be automatically cancelled and extinguished and converted into the right to receive $7.41 per share in cash, without interest (the “Per Share Price”). Pursuant to the Merger Agreement, prior to the Effective Time, each outstanding option to purchase common stock of the Company shall be cancelled, and each holder of an option, whether vested or unvested, shall be entitled to receive an amount in cash, without interest, equal to the excess, if any, of (i) the Per Share Amount over (ii) the per share exercise price of the option as in effect immediately prior to the Effective Time.

The Merger is conditioned upon, among other things, (i) approval of the holders of the common stock, (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) other customary conditions. Certain shareholders of the Company, representing approximately 26% of the outstanding shares of common stock of the Company, have entered into a stockholder agreement (the “Stockholder Agreement”) pursuant to which they have agreed to vote their shares in favor of the Merger. The Merger is expected to close in the first quarter of 2003.

In connection with the Merger Agreement, the Company has amended the Rights Agreement (the “Rights Amendment”) dated as of August 1, 2002 between the Company and StockTrans, Inc., as Rights Agent (the “Rights Agreement”). The Rights Amendment, dated as of November 12, 2002, exempts Parent, Sub or any affiliate or associate thereof and the execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby from certain provisions of the Rights Agreement.

On November 13, 2002, the Company and Parent issued a press release (the “Press Release”) regarding the execution of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Stockholder Agreement, the Rights Amendment and the Press Release, which are filed as Exhibits hereto, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of November 12, 2002 among Johnson & Johnson, Pivot Merger Sub, Inc. and OraPharma, Inc.

2.2	Stockholder Agreement dated as of November 12, 2002 among Johnson & Johnson, and the individuals and other parties listed on Schedule A thereto.

4.1	First Amendment to the Rights Agreement dated as of November 12, 2002 (Incorporated by reference to the Company’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 13, 2002).

99.1	Press Release dated November 13, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAPHARMA, INC.

		By:	/s/ Michael D. Kishbauch
Michael D. Kishbauch
Date:	November 13, 2002		President & CEO
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of November 12, 2002 among Johnson & Johnson, Pivot Merger Sub, Inc. and OraPharma, Inc.

2.2	Stockholder Agreement dated as of November 12, 2002 among Johnson & Johnson, and the individuals and other parties listed on Schedule A thereto.

4.1	First Amendment to the Rights Agreement dated as of November 12, 2002 (Incorporated by reference to the Company’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 13, 2002).

99.1	Press Release dated November 13, 2002.